Bank of America 1Q20 Financial Results April 15, 2020

1Q20 Financial Results [1]

Summary Income Statement ($B, except per share data)	1Q20	1Q19	$ Inc / (Dec)	% Inc / (Dec)
Total revenue, net of interest expense	**$22.8**	$23.0	($0.2)	(1) %
Provision for credit losses	**4.8**	1.0	3.7	N/M
Net charge-offs	***1.1***	*1.0*	*0.1*	*13*
Reserve build [2]	***3.6***	*0.0*	*3.6*	N/M
Noninterest expense	**13.5**	13.2	0.3	2
Pretax income	**4.5**	8.8	(4.2)	(48)
Pretax, pre-provision income [2]	***9.3***	*9.8*	*(0.5)*	*(5)*
Income tax expense	**0.5**	1.5	(0.9)	(64)
Net income	**$4.0**	$7.3	($3.3)	(45)
Diluted earnings per share	**$0.40**	$0.70	($0.30)	(43)
Average diluted common shares (in millions)	**8,863**	9,787	(925)	(9)

Return Metrics and Efficiency Ratio

Return on average assets	**0.65** %	1.26 %
Return on average common shareholders' equity	**5.9**	11.4
Return on average tangible common shareholders' equity [2]	**8.3**	16.0
Efficiency ratio	**59**	57

Note: Amounts may not total due to rounding. N/M = not meaningful.

[1] 1Q20 provision for credit losses, allowance for credit losses and related credit metrics in this presentation reflect the Company's adoption of the new accounting standard on current expected credit losses (CECL). For more information, see important presentation information on slide 32.

[2] Represent non-GAAP financial measures. For more information on reserve build, see note A on slide 29. For more information and a reconciliation to GAAP of pretax, pre-provision income, see note B on slide 29. For important presentation information about these measures as well as return on average tangible common shareholders' equity, see slide 32.

2

1Q20 Highlights (Comparisons are to 1Q19 unless otherwise noted) • Diluted earnings per share of $0.40, down 43% • Net income of $4.0B declined $3.3B – Provision increased $3.7B to $4.8B and included $3.6B reserve build 1 – Pretax income declined $4.2B – Pretax, pre-provision income declined $0.5B, or 5% 2 • Maintained strong balance sheet – Common shareholders’ equity ended the quarter at $241B – Common Equity Tier 1 Capital ratio of 10.8% (minimum requirement of 9.5%), down 41 bps from 4Q19 – Book value per share of $27.84 improved 2% from year-end – End of period loans and leases increased $67B from year-end, primarily through drawn funding by Commercial clients – End of period deposits increased $149B from year-end, with significant increases in all lines of business – Global Markets balance sheet increased as much as $130B intra-quarter as we supplied liquidity to clients but ended modestly up compared to year-end – Returned $7.9B in capital to shareholders in 1Q; suspended share repurchase program in March to provide additional support to the economy • Net interest income of $12.1B ($12.3B FTE 3), down 2%, driven primarily by lower interest rates, partially offset by loan and deposit growth – Steady NII compared to 4Q19 • Noninterest expense of $13.5B increased $0.3B, or 2%, as investment spending was mitigated by cost saving initiatives • Net charge-offs of $1.1B increased $163MM from 4Q19, driven primarily by Commercial losses Note: FTE stands for fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For more information, see slide 2, which includes a reconciliation to GAAP, note A on slide 29, and slide 32 for important presentation information. 3 2 Represents a non-GAAP financial measure. For a reconciliation to GAAP, see note B on slide 29. For important presentation information, see slide 32. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 32.

Supporting Employees, Clients and Communities through COVID-19

Employees

- Committed to no COVID-19 related layoffs in 2020
- Hired 2,000 new employees in March and shifted 3,000 current employees to Consumer and Small Business
- Special compensation incentives for teammates serving clients in U.S. financial centers, call centers and operation centers
- Specific actions to protect and support employees working in our offices
- Expanded employee benefits (no-cost COVID-19 testing, no fee Teledoc, back-up childcare, transportation reimbursement)
- Moved to $20 minimum hourly rate of pay this quarter in the U.S. as previously announced

Small Businesses and Commercial Clients

- Small business clients can request to defer small business loan and credit card payments, and refunds on late fees
- Providing support to small business owners through the Paycheck Protection Program (as of April 8, 2020: 279,000 apps processed, $43B)
- Extended $67B net funding to commercial clients through committed loan draws in 1Q20
- Helping clients manage operations through digital channels
- Connecting Global Commercial Banking and Business Banking client company employees with payment deferral programs available to bank customers
- Global Research producing insight and guidance for clients
- Raised $224B in capital for clients across debt & equity markets in 1Q20

Individual and Family Clients

- Clients can request refunds including overdraft fees, non-sufficient funds fees and monthly maintenance fees
- Clients can request to defer credit card payments, refunds on late fees
- Clients can request to defer auto loan payments with payments added to the end of the loan
- Clients can request to defer mortgage and home equity payments with payments added to the end of the loan
- Paused foreclosure sales, evictions and repossessions
- No negative credit bureau reporting for previously up-to-date clients

Institutional Investors

- Seamlessly supported clients by providing liquidity as well as a strong and resilient trading platform during period of record-breaking market activity with Global Markets balance sheet temporarily increasing by $130 billion in early March versus year-end

Communities and Other

- Pledged $100 million to local communities to purchase medical supplies, food and other priorities
- Announced commitment of $250 million in capital and $10 million in philanthropic grants to Community Development Financial Institutions (CDFIs)

4

Supporting Consumer Clients Through Payment Deferrals

- Starting March 16th, enacted Client Assistance Program – offering assistance to 66MM Consumer and Small Business clients in response to the unprecedented challenges of COVID-19; allowing clients to defer payments
- No negative credit bureau reporting for previously up-to-date clients; paused foreclosure sales, evictions, repossessions and bankruptcy collections activities
- Nearly 1MM payment deferrals through April 8th; ~80% of requests are credit card
  - 65% requested through Digital payment deferral form

	% of Accounts with Deferrals	% of Balances with Payment Deferral	General program details [1]
Consumer and small business card	3%	5%	Deferral of 60 days for Consumer, 90 days for Small Business; interest continues to accrue and added to principal balance when deferral ends
Small business loans and lines	16%	32%	Deferral of 90 days; for loans, interest continues to accrue and deferred payment added to end of loan; for lines, interest continues to accrue and added to principal balance when deferral ends
Mortgage	5%	7%	Deferral of up to 90 days; interest continues to accrue and deferred payment added to end of loan
HELOC	3%	6%	Deferral of up to 90 days; interest continues to accrue and deferred payment added to end of loan
Consumer vehicle lending	3%	3%	Deferral of 60 days for Consumer, 90 days for Small Business; interest continues to accrue and deferred payment added to end of loan
Total	**3%**	**7%**	

Note: Data as of April 8, 2020.

[1] Mortgage and HELOC include loans that are held for investment (BAC owned) and those we service for others. Vehicle lending includes both consumer and small business and loans.

5

Consumer Payments and Spending Trend Year-over-Year % Cumulative Growth – 7 Day Moving Average Total Payments 1 12% Credit/Debit End of 1Q20 10% 8% 6% 4% 2% 0% 1/6/2020 1/13/2020 1/20/2020 1/27/2020 2/3/2020 2/10/2020 2/17/2020 2/24/2020 3/2/2020 3/9/2020 3/16/2020 3/23/2020 3/30/2020 4/6/2020 • 1Q20 total payments increased 9% over 1Q19, with softening in credit and debit spend that began mid-February and accelerated in late March as stay-at-home orders affected a majority of Americans 1,2 • Card spend for non-essentials declined, even for those not impacted by the pandemic from a cash flow or employment perspective, and purchases of essentials such as groceries increased • Consumers and Small Businesses paying expenses with other payment types slowed consistently as the stay-at-home orders expanded • Combined Credit and Debit Spend increased 4% year-over-year in 1Q20 despite the sharp decline in late March 2 1 Total payments include total credit card, debit card, ACH, wires, bill pay, person-to-person, cash and checks. 6 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM.

Record Breaking Customer Loan and Deposit Activity Weekly Commercial Funding Activity Trend ($B) • Commercial loans increased $67B from 4Q19, driven primarily $34 by commitment funding activity • ~90% of commercial loan growth related to revolver draws on existing lines $21 ‒ ~90% of loan increase was either investment grade or collateralized ‒ Fundings were highly diversified across industries, but $11 heavily concentrated in U.S. companies $4 ‒ Spiked in mid-March, and continued decline in fundings in $2 $2 April 2/28/2020 3/6/2020 3/13/2020 3/20/2020 3/27/2020 4/3/2020 Deposit Growth in Every Line of Business ($B, Ending) • Total Corporation deposits increased $149B from 4Q19, as BAC 1,600 1,583 provided safety and soundness for customers and supported 4 corporate clients 1,550 94 • Global Banking deposits grew $94B, driven by client flight to 1,500 safety as well as placements from draws on credit facilities for 19 liquidity purposes 1,450 1,435 32 • Consumer and GWIM deposits increased $51B, as customers moved to higher cash levels in the uncertain environment 1,400 1,350 4Q19 Consumer GWIM Global GM and 1Q20 Ending Banking Banking All Other Ending Deposits Deposits 7

Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

Balance Sheet ($B)	1Q20	4Q19	1Q19
Total assets	$2,620.0	$2,434.1	$2,377.2
Total loans and leases	1,050.8	983.4	945.6
Total loans and leases in business segments [1]	1,014.7	946.3	900.0
Total debt securities	475.9	472.2	440.7
Funding & Liquidity ($B)			
Total deposits	$1,583.3	$1,434.8	$1,379.3
Long-term debt	256.7	240.9	233.9
Global Liquidity Sources (average) [2]	565	576	546
Global Liquidity Sources (ending) [2]	*699*	*579*	*556*
Equity ($B)			
Common shareholders' equity	$241.5	$241.4	$244.7
Common equity ratio	9.2 %	9.9 %	10.3 %
Tangible common shareholders' equity [3]	$171.7	$171.5	$174.8
Tangible common equity ratio [3]	6.7 %	7.3 %	7.6 %
Per Share Data			
Book value per common share	$27.84	$27.32	$25.57
Tangible book value per common share [3]	19.79	19.41	18.26
Common shares outstanding (in billions)	8.68	8.84	9.57

Basel 3 Capital ($B) [4]	1Q20	4Q19	1Q19
Common equity tier 1 capital (CET1)	$168.1	$166.8	$169.2
Standardized approach			
Risk-weighted assets	$1,564	$1,493	$1,455
CET1 ratio	10.8 %	11.2 %	11.6 %
Advanced approaches			
Risk-weighted assets	$1,515	$1,447	$1,423
CET1 ratio	11.1 %	11.5 %	11.9 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	6.4 %	6.4 %	6.8 %

- CET1 ratio of 10.8% [4] declined 41 bps from 4Q19
  - CET1 capital of $168.1B was up $1.4B
  - Standardized RWA of $1,564B increased $70B
- Capital returned to shareholders
  - Repurchased $6.4B of common shares and paid $1.6B in common dividends in 1Q20; repurchases suspended in March
  - Common shares outstanding down 9% from 1Q19 to 8.7B
- Book value per share increased 9% from 1Q19 to $27.84
- $565B of average Global Liquidity Sources [2]
  - $699B of ending Global Liquidity Sources [2]

[1] Excludes loans and leases in All Other.
[2] See Note D on slide 29 for definition of Global Liquidity Sources.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 32.
[4] Regulatory capital metrics at March 31, 2020 are preliminary. The Company reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach for all reporting periods presented.

8

Average Deposits Bank of America Ranked #1 in U.S. Deposit Market Share 1 Total Corporation ($B) Consumer Banking ($B) $1,439 YoY YoY $1,500 $1,297 $1,360 +6% $800 $737 +6% $1,257 $674 $697 $1,198 $636 419 401 +5% $578 214 431 $600 197 $1,000 444 172 186 429 157 +8% $400 158 171 184 128 147 $500 959 1,020 +6% 770 812 866 $200 293 317 330 329 339 +3% $0 $0 1Q16 1Q17 1Q18 1Q19 1Q20 1Q16 1Q17 1Q18 1Q19 1Q20 Interest-bearing Noninterest-bearing Money market, Savings, CD/IRA Interest checking Noninterest-bearing GWIM ($B) Global Banking ($B) $382 $300 YoY $400 YoY $260 $257 $262 $263 $349 $243 +1% $324 +10% 18 17 15 16 $297 $305 17 +0% $300 176 +1% $200 174 211 $200 231 234 243 240 226 246 248 +1% $100 $100 207 +18% 175 113 66 71 $0 $0 1Q16 1Q17 1Q18 1Q19 1Q20 1Q16 1Q17 1Q18 1Q19 1Q20 Interest-bearing Noninterest-bearing Interest-bearing Noninterest-bearing Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Based on June 30, 2019 FDIC deposit data. 9

Average Loans and Leases Total Loans and Leases ($B) Total Loans and Leases in All Other ($B) YoY $944 $990 +5% $1,000 $893 $914 $932 $150 $118 $750 10 $95 $100 21 9 $68 $500 17 13 $47 $50 $37 87 8 $250 69 5 55 39 32 $0 $0 1Q16 1Q17 1Q18 1Q19 1Q20 1Q16 1Q17 1Q18 1Q19 1Q20 Residential mortgage Home equity Other Loans and Leases in Business Segments ($B) Year-Over-Year Growth in Business Segments YoY $954 $1,000 $864 $897 +6% 9% $819 72 +2% $775 74 70 $750 69 70 386 370 +4% 6% 6% 6% 343 352 6% $500 329 179 +9% 4% 4% 8% 159 164 7% 139 148 3% 6% 6% 6% $250 4% 4% 5% 3% 4% 238 258 280 292 317 +8% $0 0% 1Q16 1Q17 1Q18 1Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Consumer Banking GWIM Global Banking Global Markets Consumer loans Commercial loans Total in business segments Note: Amounts may not total due to rounding. 10

Net Interest Income

Net Interest Income (FTE, $B) [1]



$15
$10
$5
$0
$12.5
$12.3
$12.3
$12.3
$12.3
$12.4
$12.2
$12.2
$12.1
$12.1
1Q19
2Q19
3Q19
4Q19
1Q20
Net interest income (GAAP)
FTE adjustment

Net Interest Yield (FTE) [1]



3.5%
3.0%
2.5%
2.0%
3.03%
2.98%
2.89%
2.77%
2.77%
2.51%
2.44%
2.41%
2.35%
2.33%
1Q19
2Q19
3Q19
4Q19
1Q20
Reported net interest yield
Net interest yield excl. GM

- Net interest income of $12.1B ($12.3B FTE [1])
  - Decreased $0.2B, or 2%, from 1Q19, driven primarily by lower interest rates, partially offset by loan and deposit growth
  - Stable from 4Q19, as lower asset yields and one less interest accrual day were partially offset by lower funding costs as well as benefits of loan and deposit growth
- Net interest yield of 2.33% decreased 18 bps from 1Q19 and decreased 2 bps from 4Q19 [1]
  - Average rate paid on interest-bearing deposits declined 14 bps from 4Q19 to 0.47%
- Asset sensitivity position increased compared to 4Q19

Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets.
[1] Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.2B, $1.1B, $1.0B, $0.8B and $1.0B and average earning assets of $501.6B, $481.4B, $476.9B, $474.1B and $472.4B for 1Q20, 4Q19, 3Q19, 2Q19 and 1Q19, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 32.

11

Expense and Efficiency Total Noninterest Expense ($B) $15.2 $15 $13.8 $13.3 $13.5 $13.2 $13.2 $13.0 $13.1 $13.2 2.1 $13.2 5.4 $10 5.6 5.3 5.3 5.3 5.0 5.3 5.3 5.3 5.1 $5 7.6 8.5 7.9 7.7 7.7 8.2 8.0 7.8 8.0 8.3 $0 1 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Compensation and benefits Other JV impairment charge Efficiency Ratio 65% 65% 60% 60% 59% 59% 59% 55% 57% 58% 57% 57% 57% 50% 1 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 • Noninterest expense of $13.5B increased $0.3B from 1Q19, as investments across the franchise including in client-facing associates, employee compensation programs, technology and real estate were partially offset by efficiency savings • Noninterest expense increased $0.2B from 4Q19,1 driven primarily by seasonally elevated payroll tax costs of $0.4B • No significant COVID-19 impacts in 1Q20 noninterest expense Note: Amounts may not total due to rounding. 1 3Q19 efficiency ratio is adjusted to exclude the 3Q19 impairment charge of $2.1B for the notice of termination of the merchant services joint venture (JV) at the conclusion of its 12 current term, which represents a non-GAAP financial measure. Reported 3Q19 efficiency ratio was 67%. See Note C on slide 29 for reconciliations.

Asset Quality



Net Charge-offs ($MM) [1]
$1,200
$800
$400
$0
1.0%
0.5%
0.0%
$991
$887
$811
$959
$1,122
0.43%
0.38%
0.34%
0.39%
0.46%
1Q19
2Q19
3Q19
4Q19
1Q20
Net charge-offs
Net charge-off ratio

3Q19 and 2Q19 included recoveries from the sale of previously charged-off non-core consumer real estate loans of $198MM and $118MM; NCO ratio of 0.42% and 0.43% excluding these sales; impact of sales on other periods presented was immaterial



Provision for Credit Losses ($MM)
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$1,013
$857
$779
$941
$4,761
1Q19
2Q19
3Q19
4Q19
1Q20

- Total net charge-offs of $1.1B increased $163MM from 4Q19, driven by an increase in commercial losses
- Net charge-off (NCO) ratio of 46 bps increased 7 bps from 4Q19
- Provision expense of $4.8B increased $3.8B from 4Q19
- Allowance for loan and lease losses of $15.8B increased $6.4B from 12/31/19 and represented 1.51% of total loans and leases [1]
  - 1/1/20 CECL adoption impact of $3.3B includes $2.9B increase in allowance for loan and lease losses and $0.3B increase in the reserve for unfunded lending commitments
  - 1Q20 included a reserve build of $3.6B due primarily to deteriorating economic outlook related to COVID-19
- Nonperforming loans increased $0.5B from 4Q19 driven by increase in commercial loans
- Commercial reservable criticized utilized exposure of $17.4B increased $5.9B, or 75 bps of commercial reservable utilized exposure, from 4Q19
  - Increase was broad-based across industries

[1] Excludes loans measured at fair value.

13

Asset Quality – Consumer and Commercial Portfolios

Consumer Net Charge-offs ($MM)


$1,000
$800
$600
$400
$200
$0
($200)
1.5%
1.0%
0.5%
0.0%
$835
$691
$622
$838
$872
0.77%
0.62%
0.55%
0.72%
0.75%
1Q19
2Q19
3Q19
4Q19
1Q20
Credit card
Other
Consumer NCO ratio

Consumer Metrics ($MM)	1Q20	4Q19	1Q19
Provision	$2,093	$798	$830
Nonperforming loans and leases [1]	2,204	2,053	3,578
% of loans and leases [2]	0.47 %	0.44 %	0.81 %
Consumer 30+ days performing past due [1]	$5,437	$5,776	$6,030
Fully-insured [3]	1,598	1,811	2,390
Non fully-insured	3,839	3,965	3,640
Allowance for loans and leases	9,066	4,542	4,756
% of loans and leases [2]	1.95 %	0.98 %	1.08 %
# times annualized NCOs	2.59 x	1.37 x	1.40 x

Commercial Net Charge-offs ($MM)


$300
$250
$200
$150
$100
$50
$0
0.3%
0.2%
0.1%
0.0%
$156
$196
$189
$121
$250
0.13%
0.16%
0.15%
0.09%
0.19%
1Q19
2Q19
3Q19
4Q19
1Q20
C&I
Small business and other
Commercial NCO ratio

Commercial Metrics ($MM)	1Q20	4Q19	1Q19
Provision	$2,668	$143	$183
Reservable criticized utilized exposure	17,400	11,452	11,821
Nonperforming loans and leases	1,852	1,499	1,272
% of loans and leases [2]	0.32 %	0.29 %	0.26 %
Allowance for loans and leases	$6,700	$4,874	$4,821
% of loans and leases [2]	1.16 %	0.96 %	0.97 %

[1] Includes $64MM 30+ days performing past due and $150MM Nonperforming loans that were previously classified as credit impaired.
[2] Excludes loans measured at fair value.
[3] Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements.

14

Allocation of Allowance by Product Type • Allowance for Credit Losses Increased $6.9B, or 67%, since 12/31/19, due to CECL implementation and reserve build driven by deteriorating economic outlook due to COVID-19 4Q19 Probable Incurred January 1, 2020 March 31, 2020 ($MM) Losses CECL Adoption CECL % of Loans % of Loans % of Loans Allowance for loan and lease losses Amount and Leases Amount and Leases Amount and Leases Outstanding Outstanding Outstanding Residential mortgage $325 0.14% $212 0.09% $430 0.18% Home equity 221 0.55% 228 0.57% 378 0.96% Credit Card 3,710 3.80% 6,809 6.98% 7,583 8.25% Direct/Indirect/other consumer 286 0.31% 621 0.68% 675 0.75% Total consumer $4,542 0.98% $7,870 1.69% $9,066 1.95% U.S. Commercial 1 3,015 0.94% 2,723 0.84% 4,135 1.11% Non-U.S. commercial 658 0.63% 668 0.64% 1,041 0.89% Commercial real estate 1,042 1.66% 1,036 1.65% 1,439 2.16% Commercial lease financing 159 0.80% 61 0.31% 85 0.45% Total commercial $4,874 0.96% $4,488 0.88% $6,700 1.16% Allowance for loan and lease losses $9,416 0.97% $12,358 1.27% $15,766 1.51% Reserve for unfunded lending commitments 813 1,123 1,360 Allowance for credit losses $10,229 $13,481 $17,126 15 1 Includes allowance for loan and lease losses for U.S. small business commercial loans.

Consumer Banking

Summary Income Statement ($MM)	1Q20	Inc / (Dec) 4Q19	1Q19
Total revenue, net of interest expense	$9,129	($385)	($503)
Provision for credit losses	2,258	1,324	1,284
Net charge-offs	963	39	38
Reserve build [1]	1,295	1,285	1,246
Noninterest expense	4,495	27	128
Pretax income	2,376	(1,736)	(1,915)
Pretax, pre-provision income [1]	*4,634*	*(412)*	*(631)*
Income tax expense	582	(425)	(469)
Net income	$1,794	($1,311)	($1,446)

Key Indicators ($B)	1Q20	4Q19	1Q19
Average deposits	$736.7	$719.7	$697.0
Rate paid on deposits	0.11 %	0.11 %	0.09 %
Cost of deposits [2]	1.50	1.52	1.55
Average loans and leases	$316.9	$311.0	$292.3
Net charge-off ratio	1.22 %	1.18 %	1.28 %
Consumer investment assets [3]	$212.2	$240.1	$210.9
Active mobile banking users (MM)	29.8	29.2	27.1
% Consumer sales through digital channels	33 %	32 %	30 %
Number of financial centers	4,297	4,300	4,353
Combined credit / debit purchase volumes [4]	$153.0	$167.2	$147.8
Total consumer credit card risk-adjusted margin [4]	7.94 %	8.68 %	8.03 %
Return on average allocated capital	19	33	36
Allocated capital	$38.5	$37.0	$37.0
Efficiency ratio	49 %	47 %	45 %

- Net income of $1.8B decreased from 1Q19, as solid client activity was partially offset by reserve build and the impact of lower interest rates
- Revenue of $9.1B decreased $0.5B, or 5%, from 1Q19, driven by lower noninterest income as well as lower net interest income
- Provision increased from 1Q19 due primarily to the reserve build associated with COVID-19
- Noninterest expense increased 3% from 1Q19, driven by the cost of increased client activity and investments for business growth, largely offset by improved productivity and lower support costs
  - Continued investment in financial center and ATM builds / renovations, sales professionals, digital capabilities and minimum wage increases
  - Digital usage increased for sales, service and appointments
- Average deposits of $737B grew $40B, or 6%, from 1Q19
  - 54% of deposits in checking accounts; 91% primary accounts [5]
  - Average cost of deposits of 1.50% [2]; rate paid of 11 bps
- Average loans and leases of $317B increased $25B, or 8%, from 1Q19, driven by growth in residential mortgages
- Consumer investment assets of $212B grew $1B, or 1%, from 1Q19, driven by client flows, partially offset by market performance
  - $22B of client flows since 1Q19
  - 2.8MM client accounts, up 9%
- Combined credit / debit card spend increased 4% from 1Q19
- 6.3MM consumer clients enrolled in Preferred Rewards; 99% retention

[1] Represent non-GAAP financial measures. For more information on reserve build, see note A on slide 29. For more information and a reconciliation to GAAP of pretax, pre-provision income, see note B on slide 29. For important presentation information about these measures, see slide 32.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Consumer investment assets include client brokerage assets, deposit sweep balances and assets under management in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).

16

Consumer Banking Trends

Business Leadership [1]

- #1 Consumer Deposit Market Share [A]
- #1 Small Business Lender [B]
- #1 Online Banking and Mobile Banking Functionality [C]
- #1 Home Equity Originator [D]
- #1 in Prime Auto Credit distribution of new originations among peers [E]
- #1 Digital Checking Account Sales Functionality [F]
- Named North America's Best Digital Bank [G]
- Best Mortgage Lender for First Time Home Buyers [H]
- 5 Star Ranking Overall – Named a Top Online Stock Broker [H]

Total Revenue ($B)



$12
$9
$6
$3
$0
$9.6
$9.7
$9.7
$9.5
$9.1
2.5
2.6
2.7
2.6
2.3
7.1
7.1
7.0
6.9
6.9
1Q19
2Q19
3Q19
4Q19
1Q20
Net interest income
Noninterest income

Total Expense ($B) and Efficiency



$5
$4
$3
$2
$1
$0
$4.4
$4.4
$4.4
$4.5
$4.5
45%
45%
45%
47%
49%
55%
50%
45%
40%
35%
1Q19
2Q19
3Q19
4Q19
1Q20
Noninterest expense
Efficiency ratio

Average Deposits ($B)



$800
$600
$400
$200
$0
$697
$707
$709
$720
$737
332
333
332
335
342
0.09%
0.10%
0.11%
0.11%
0.11%
365
374
377
384
395
0.20%
0.15%
0.10%
0.05%
0.00%
1Q19
2Q19
3Q19
4Q19
1Q20
Checking
Other
Rate paid (%)

Average Loans and Leases ($B)



$350
$300
$250
$200
$150
$100
$50
$0
$292
$296
$304
$311
$317
20
20
20
21
21
36
35
34
32
32
50
51
51
51
51
92
91
92
92
92
94
100
108
115
122
1Q19
2Q19
3Q19
4Q19
1Q20
Residential mortgage
Vehicle lending
Small business / other
Consumer credit card
Home equity

Consumer Investment Assets (EOP, $B) [2]



$250
$200
$150
$100
$50
$0
$211
$220
$223
$240
$212
1Q19
2Q19
3Q19
4Q19
1Q20

Note: Amounts may not total due to rounding.
[1] See slide 30 for business leadership sources.
[2] Consumer investment assets include client brokerage assets, deposit sweep balances and assets under management in Consumer Banking.

17

Consumer Banking Digital Usage Trends [1]


Active Digital Banking Users (MM)
12.2MM Erica users
YoY
+6%
+10%
40
30
20
10
0
33.7
35.5
37.0
39.1
22.2
24.8
27.1
29.8
1Q17
1Q18
1Q19
1Q20
Digital banking users
Mobile banking users


Total Payments ($B)
YoY
+9%
+0%
+16%
$900
$600
$300
$0
$626
$687
$711
$775
309
318
311
312
317
369
400
463
1Q17
1Q18
1Q19
1Q20
Digital
Non-Digital


Person-to-Person Payments (Zelle) 4
Zelle 10.4MM users
105
70
35
0
$60
$40
$20
$0
12.4
28.6
58.2
102.3
$4
$9
$16
$27
1Q17
1Q18
1Q19
1Q20
Transactions (MM)
Volume ($B)


Mobile Channel Usage 2, 3
YoY
+11%
+12%
1,800
1,600
1,400
1,200
1,000
800
600
400
1,000
750
500
250
0
1,048
1,381
1,475
1,637
355
445
523
586
1Q17
1Q18
1Q19
1Q20
Mobile Channel Usage (MM)
Digital Appointments (000's)


Deposit Transactions by Channel
100%
75%
50%
25%
0%
29%
25%
23%
21%
71%
75%
77%
79%
1Q17
1Q18
1Q19
1Q20
Digital/ATM
Financial Center


Digital % of Total Sales
35%
28%
21%
14%
7%
0%
26%
30%
30%
33%
61%
57%
49%
48%
39%
43%
51%
52%
1Q17
1Q18
1Q19
1Q20
Mobile
Desktop

Note: Amounts may not total due to rounding.
[1] Digital users represent mobile and/or online users.
[2] Mobile channel usage represents the total number of mobile banking sessions.
[3] Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet.
[4] Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users.

18

Global Wealth & Investment Management

Summary Income Statement ($MM)	1Q20	Inc / (Dec) 4Q19	1Q19
Total revenue, net of interest expense	$4,936	$23	$116
Provision for credit losses	189	170	184
Net charge-offs	9	(8)	(3)
Reserve build [1]	180	178	187
Noninterest expense	3,600	77	166
Pretax income	1,147	(224)	(234)
Pretax, pre-provision income [1]	*1,336*	*(54)*	*(50)*
Income tax expense	281	(55)	(57)
Net income	$866	($169)	($177)

Key Indicators ($B)	1Q20	4Q19	1Q19
Average deposits	$263.4	$255.9	$261.8
Average loans and leases	178.6	174.4	164.4
Net charge-off ratio	0.02 %	0.04 %	0.03 %
AUM flows [2]	$7.0	$8.1	$5.9
Pretax margin	23 %	28 %	29 %
Return on average allocated capital	23	28	29
Allocated capital	$15.0	$14.5	$14.5

- Net income of $0.9B decreased 17% from 1Q19; ROAAC of 23%
  - Pretax margin of 23%
- Revenue of $4.9B increased 2% from 1Q19
  - Asset management fees increased 10%, driven by higher market valuations and the impact of positive AUM flows
  - Brokerage revenue up 10% on higher transactional activity
  - Net interest income declined, as the benefit of strong loan growth was more than offset by the impact from lower interest rates
- Provision increased from 1Q19 due primarily to the reserve build associated with COVID-19
- Noninterest expense increased 5% from 1Q19, primarily driven by revenue-related incentives and investments for business growth
- Client balances of $2.7T, down 6% from 1Q19, driven by lower end-of-period market valuations
  - AUM flows of $7B in 1Q20 [2]
  - Average deposits of $263B increased $2B, or 1%, from 1Q19
  - Average loans and leases of $179B increased $14B, or 9%, from 1Q19, driven by residential mortgage and custom lending
- 1Q20 net new households of more than 7,500 in Merrill Lynch and more than 600 net new relationships in Private Bank
- Household mobile channel usage increased 40% in Merrill Lynch and 32% in Private Bank from 1Q19
- Wealth advisors grew 1% from 1Q19 to 19,628

[1] Represent non-GAAP financial measures. For more information on reserve build, see note A on slide 29. For more information and a reconciliation to GAAP of pretax, pre-provision income, see note B on slide 29. For important presentation information about these measures, see slide 32.
[2] Starting in 2Q19, AUM flows include managed deposits in investment accounts.

19

Global Wealth & Investment Management Trends

Business Leadership [1]

- #1 U.S. wealth management market position across client assets, deposits and loans [I]
- #1 in personal trust assets under management [J]
- #1 in Barron's Top 1,200 ranked Financial Advisors (2020)
- #1 in Forbes' Top Next Generation Advisors (2019) and Best-in-State Wealth Advisors (2020)
- #1 in Financial Times Top 401K Retirement Plan Advisers (2019)
- #1 in Barron's Top 100 Women Advisors (2019)
- #1 in Forbes' Top Women Advisors (2019)

Average Deposits ($B)


$300
$200
$100
$0
$262
$254
$254
$256
$263
1Q19
2Q19
3Q19
4Q19
1Q20

Average Loans and Leases ($B)


$200
$150
$100
$50
$0
$164
$166
$170
$174
$179
42
43
44
45
47
39
39
39
39
40
80
82
84
87
90
1Q19
2Q19
3Q19
4Q19
1Q20
Consumer real estate
Custom lending
Securities-based lending
Credit card / Other

Total Revenue ($B)


$6
$4
$2
$0
$4.8
$4.9
$4.9
$4.9
$4.9
0.7
0.8
0.7
0.7
0.7
2.4
2.5
2.6
2.6
2.7
1.7
1.6
1.6
1.6
1.6
1Q19
2Q19
3Q19
4Q19
1Q20
Net interest income
Asset management fees
Brokerage / Other

Client Balances (EOP, $B) [2, 3]


$3,250
$2,600
$1,950
$1,300
$650
$0
$2,837
$2,899
$2,906
$3,048
$2,659
167
172
176
179
184
261
252
252
263
282
1,170
1,204
1,212
1,276
1,092
1,282
1,314
1,306
1,373
1,155
1Q19
2Q19
3Q19
4Q19
1Q20
Brokerage / Other
AUM
Deposits
Loans and leases

Note: Amounts may not total due to rounding.
[1] See slide 30 for business leadership sources.
[2] Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.
[3] Managed deposits in investment accounts of $56B, $43B, $40B, $44B and $43B for 1Q20, 4Q19, 3Q19, 2Q19 and 1Q19, respectively, are included in both AUM and Deposits. Total client balances only include these balances once.

20

Global Banking

Summary Income Statement ($MM)	1Q20	Inc/(Dec) 4Q19	Inc/(Dec) 1Q19
Total revenue, net of interest expense [1]	$4,600	($541)	($555)
Provision (benefit) for credit losses	2,093	2,035	1,982
Net charge-offs	160	120	78
Reserve build [2]	1,933	1,915	1,904
Noninterest expense	2,321	1	55
Pretax income	186	(2,577)	(2,592)
Pretax, pre-provision income [2]	*2,279*	*(542)*	*(610)*
Income tax expense	50	(696)	(700)
Net income	$136	($1,881)	($1,892)

Selected Revenue Items ($MM)	1Q20	4Q19	1Q19
Total Corporation IB fees (excl. self-led) [1]	$1,388	$1,474	$1,264
Global Banking IB fees [1]	761	809	709
Business Lending revenue	2,014	2,122	2,173
Global Transaction Services revenue	2,005	2,136	2,164

Key Indicators ($B)	1Q20	4Q19	1Q19
Average deposits	$382.4	$378.5	$349.0
Average loans and leases	386.5	377.4	370.1
Net charge-off ratio	0.17 %	0.04 %	0.09 %
Return on average allocated capital	1	20	20
Allocated capital	$42.5	$41.0	$41.0
Efficiency ratio	50 %	45 %	44 %

- Net income of $0.1B decreased $1.9B from 1Q19; ROAAC of 1%
- Revenue of $4.6B decreased 11% from 1Q19, as markdowns in capital markets and the Fair Value Option loan portfolio, as well as spread compression, were partly mitigated by loan and deposit balance growth and higher investment banking fees
- Total Corporation investment banking fees of $1.4B (excl. self-led) increased 10% from 1Q19, driven by higher debt and equity underwriting fees
  - Ranked #3 in global investment banking fees [3]
  - 6.7% investment banking fee market share, up 60 bps [3]
- Provision for credit losses increased $2.0B due primarily to the reserve build associated with COVID-19
- Noninterest expense increased 2% from 1Q19, due primarily to continued investments in the business, partially offset by lower revenue-related incentives
- Average deposits of $382B increased 10% from 1Q19, driven by increased client coverage
  - Ending deposits increased $94B from 4Q19, reflecting client flight to safety and placement of credit draws in the latter part of the quarter
- Average loans and leases of $386B increased 4% from 1Q19, driven by broad-based growth across corporate and commercial clients
  - Ending loans and leases increased $58B from 4Q19 due to increased draw activity as clients secured liquidity

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represent non-GAAP financial measures. For more information on reserve build, see note A on slide 29. For more information and a reconciliation to GAAP of pretax, pre-provision income, see note B on slide 29. For important presentation information about these measures, see slide 32.
[3] Per Dealogic as of April 1, 2020 for the quarter ended March 31, 2020; excludes self-led deals.

21

Global Banking Trends

Business Leadership [1]

- North America's Best Bank for Small to Medium-sized Enterprises [G]
- Best Overall Brand Middle Market Banking [M]
- North America's Best Bank for Financing [G]
- 2019 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management [M]
- Best Investment Bank for Debt in Western Europe [N]
- Relationships with 77% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2019)

Average Deposits ($B)



$400
$300
$200
$100
$0
$349
$363
$360
$379
$382
50%
54%
55%
55%
54%
50%
46%
45%
45%
46%
1Q19
2Q19
3Q19
4Q19
1Q20
Noninterest-bearing
Interest-bearing

Average Loans and Leases ($B)



$400
$300
$200
$100
$0
$370
$373
$377
$377
$386
15
15
15
15
15
176
176
179
180
183
178
182
183
183
189
1Q19
2Q19
3Q19
4Q19
1Q20
Commercial
Corporate
Business Banking

Total Revenue ($B) [2]



$6
$4
$2
$0
$5.2
0.9
0.7
0.7
2.8
$5.0
0.8
0.7
0.7
2.7
$5.2
0.9
0.8
0.9
2.6
$5.1
1.0
0.8
0.8
2.6
$4.6
0.4
0.8
0.8
2.6
1Q19
2Q19
3Q19
4Q19
1Q20
Net interest income
IB fees
Service charges
All other income

Total Corporation IB Fees ($MM) [2]



$1,264
343
234
748
(61)
1Q19
$1,371
288
395
746
(58)
2Q19
$1,533
452
308
816
(43)
3Q19
$1,474
377
322
797
(22)
4Q19
$1,388
269
283
927
(91)
1Q20
Debt
Equity
Advisory 3
Self-led deals

Note: Amounts may not total due to rounding.

[1] See slide 30 for business leadership sources.

[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

[3] Advisory includes fees on debt and equity advisory and mergers and acquisitions.

22

Global Banking Digital Update [1]

CashPro® Online Users
across commercial, corporate and business banking clients
~500K

CashPro® Mobile App Logins
+107%
Rolling 12 mos. YoY

CashPro® Mobile Payment Approvals Value
$175B
up 67% Rolling 12 mos. YoY

CashPro® Mobile Checks Deposited
+121%
Rolling 12 mos. YoY

Incoming receivables digitally matched with **Intelligent Receivables**
11MM [2]
In last 12 months

Commercial Prepaid Cards Added to App
+160%
YoY, the highest since launch

Supporting, Advising and Investing in Our Clients' Business Continuity, and Anytime, Anywhere with Digital Solutions that are:

FAST

CashPro Mobile
Expanding access and capabilities

Mobile Wallet
For Commercial Card

Real Time Payments
For U.S. payments

CashPro API
Supporting real-time access

Digitizing KYC refreshes
Faster and easier through CashPro Assistant

Improving Connectivity and Access

SMART

Notifications
For added visibility

Intelligent Receivables
Bringing AI to Receivables with award-winning solution

Email Assist
Intelligently casing service requests

CashPro Assistant
Driving a fast, smart, secure experience

eSignature
Also on CashPro Mobile

Leveraging Data and Intelligence

SECURE

Automatic Fraud Monitoring
Smart and secure

Mobile Token
Expanding access

Document Exchange
Online and Mobile

Paperless Statements
For commercial card

Biometrics
For CashPro Mobile

Confidently doing business anytime, anywhere

[1] Metrics as of March 31, 2020 unless otherwise indicated.
[2] As of February 2020.

23

Global Markets

Summary Income Statement ($MM)	1Q20	Inc/(Dec) 4Q19	Inc/(Dec) 1Q19
Total revenue, net of interest expense [1]	$5,225	$1,800	$1,044
Net DVA	*300*	*386*	*390*
Total revenue (excl. net DVA) [1,2]	*4,925*	*1,414*	*654*
Provision for credit losses	107	98	130
Net charge-offs	7	(2)	7
Reserve build [3]	100	100	123
Noninterest expense	2,813	200	58
Pretax income	2,305	1,502	856
Pretax, pre-provision income [3]	*2,412*	1,600	986
Income tax expense	599	370	186
Net income	$1,706	$1,132	$670
Net income (excl. net DVA) [2]	*$1,478*	*$839*	*$374*

Selected Revenue Items ($MM) [1]	1Q20	4Q19	1Q19
Sales and trading revenue	$4,635	$2,769	$3,463
Sales and trading revenue (excl. net DVA) [2]	4,335	2,855	3,553
FICC (excl. net DVA) [2]	2,671	1,835	2,360
Equities (excl. net DVA) [2]	1,664	1,020	1,193
Global Markets IB fees	602	581	537

Key Indicators ($B)	1Q20	4Q19	1Q19
Average total assets	$713.0	$680.1	$664.1
Average trading-related assets	503.0	489.3	474.3
Average 99% VaR ($MM) [4]	48	35	37
Average loans and leases	71.7	73.0	70.1
Return on average allocated capital	19 %	7 %	12 %
Allocated capital	$36.0	$35.0	$35.0
Efficiency ratio	54 %	76 %	66 %

- Net income of $1.7B increased 65% from 1Q19; ROAAC of 19%
  - Excluding net DVA, net income of $1.5B increased 34% [2]
- Revenue of $5.2B increased 25% from 1Q19; excluding net DVA, revenue increased 15% [2]
- Excluding net DVA, sales and trading revenue of $4.3B increased 22% from 1Q19 [2]
  - FICC revenue of $2.7B increased 13%, driven by increased client activity and improved market making conditions across all macro products (in particular Rates), more than offsetting weaker performances in the credit-sensitive businesses
  - Equities revenue of $1.7B increased 39%, driven by increased client activity and a strong trading performance in the more volatile market environment
- Provision increased from 1Q19 due primarily to the reserve build associated with COVID-19
- Noninterest expense increased 2% vs. 1Q19, driven by higher revenue-related expenses
- Average VaR was $48MM in 1Q20 [4]

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. See Note E on slide 29 and slide 32 for important presentation information.
[3] Represent non-GAAP financial measures. For more information on reserve build, see note A on slide 29. For more information and a reconciliation to GAAP of pretax, pre-provision income, see note B on slide 29. For important presentation information about these measures, see slide 32.
[4] See Note F on slide 29 for the definition of VaR.

24

Global Markets Trends and Revenue Mix

Business Leadership [1]

- Derivatives House of the Year [L, Q, R]
- Most Innovative Bank for Equity Derivatives [K]
- #1 Global Research Firm [P]
- #1 Global Fixed Income Research Team [P]
- #1 Quality Leader for U.S. FICC Overall Trading Quality and #1 for U.S. FICC Overall Service Quality [M]
- Quality Leader in Global Foreign Exchange Sales and Corporate FX Sales [M]
- Share Leader in U.S. Fixed Income Market Share [M]
- #1 Municipal Bonds Underwriter [O]

1Q20 Global Markets Revenue Mix
(excl. net DVA) [2]



72%
28%
U.S. / Canada
International

1Q20 Total FICC S&T Revenue Mix
(excl. net DVA) [2]



77%
23%
Credit / Other
Macro [3]

Total Sales and Trading Revenue (excl. net DVA) ($B) [2]



$5
$4
$3
$2
$1
$0
$4.1
1.5
2.6
$3.6
1.2
2.4
$4.3
1.7
2.7
1Q18
1Q19
1Q20
FICC
Equities

Average Trading-related Assets ($B) and VaR ($MM) [4]



$600
$400
$200
$0
$100
$75
$50
$25
$0
$463
$40
$474
$37
$503
$48
1Q18
1Q19
1Q20
Avg. trading-related assets
Avg. VaR

Note: Amounts may not total due to rounding.
[1] See slide 30 for business leadership sources.
[2] Represents a non-GAAP financial measure. Reported sales and trading revenue was $4.6B, $3.5B and $4.1B for 1Q20, 1Q19 and 1Q18, respectively. Reported FICC sales and trading revenue was $2.9B, $2.3B and $2.6B for 1Q20, 1Q19 and 1Q18, respectively. Reported Equities sales and trading revenue was $1.7B, $1.2B and $1.5B for 1Q20, 1Q19 and 1Q18, respectively. See Note E on slide 29 and slide 32 for important presentation information.
[3] Macro includes currencies, interest rates and commodities products.
[4] See Note F on slide 29 for definition of VaR.

25

All Other [1]

Summary Income Statement ($MM)	1Q20	Inc/(Dec) 4Q19	Inc/(Dec) 1Q19
Total revenue, net of interest expense	($979)	($480)	($348)
Provision (benefit) for credit losses	114	193	168
Net charge-offs	(17)	14	11
Reserve build [2]	131	179	157
Noninterest expense	246	(69)	(156)
Pretax income (loss)	(1,339)	(604)	(360)
Pretax, pre-provision income [2]	*(1,225)*	*(411)*	*(192)*
Income tax expense (benefit)	(847)	151	96
Net income (loss)	($492)	($755)	($456)

- Net loss of $492MM in 1Q20 compared to net loss of $36MM in 1Q19, driven by certain valuation adjustments and, to a lesser extent, increased provision expense related to COVID-19 on the non-core mortgage portfolio
- Total Corporation effective tax rate of 11.5% reflected:
  - $0.1B benefit related to stock-based compensation
  - The greater impact of tax credits related to tax-advantaged investments on lower pretax income

[1] All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments.

[2] Represent non-GAAP financial measures. For more information on reserve build, see note A on slide 29. For more information and a reconciliation to GAAP of pretax, pre-provision income, see note B on slide 29. For important presentation information about these measures, see slide 32.

26

Appendix

BAC's Transformation Over a Decade

- Transformational changes allow us to be prepared to support our clients. Responsible growth has been embedded in how we run the company for years; we are focused on core, relationship customers and strong client selection
- We have strengthened our capital level and more than doubled our liquidity since 12/31/09 as well as significantly enhanced the way we fund the company
- In addition, we managed the loan portfolio to a more balanced and higher quality credit profile from 67% consumer / 33% commercial in 4Q09 to 44% consumer / 56% commercial today with a ~60% reduction in unsecured consumer credit and home equity
- Further, in the Federal Reserve's CCAR tests, we have had the lowest loss rate vs. peers in the annual exam in six of the last seven years

Strengthened Capital [1,2]

Tangible Common Equity ($B) & Tangible Book Value per Share



$200
$100
$0
$20
$10
$0
$112
$172
$11.31
$19.79
4Q09
1Q20
Tangible book value per share
Tangible common equity

Built Strong Liquidity [2]

Ending Global Liquidity Sources ($B) [3]



$214
$699
4Q09
1Q20

Enhanced Funding Structure [2]

Ending Deposits and Long-term Debt ($B)



$992
0.59%
$523
3.01%
$1,583
0.33%
$257
2.54%
4Q09
1Q20
Deposits
Long-term Debt
Funding Costs

Improved Portfolio Balance [2]

Ending Loans and Leases ($B)



$1,003
33%
67%
$1,051
56%
44%
4Q09
1Q20
Consumer
Commercial

Improved Credit Quality [2]

Quarterly Net Charge-offs ($B)



$11.3
$1.1
4Q09
1Q20

CCAR Results [4]

FRB Stress Test Loss Rate (%)



9.2%
7.7%
7.1%
6.9%
6.6%
5.9%
4.5%
4.4%
2013
2014
2015
2016
2017
2018
2019
BAC
JPM
Citi
WFC

[1] Represents a non-GAAP financial measure. Tangible common equity is calculated as common shareholders' equity of $241.5B and $207.2B less goodwill and other intangibles (excluding MSRs), net of related deferred tax liabilities, of $69.8B and $94.8B at 1Q20 and 4Q09. Tangible book value per share is calculated as tangible common equity divided by common shares outstanding of 8.7B and 9.9B at 1Q20 and 4Q09. We believe metrics that use tangible equity provide additional useful information because they present measures of those assets that can generate income. Reported book value per share was $27.84 and $20.85 at 1Q20 and 4Q09. For important presentation information, see slide 32.

[2] 4Q09 reflects 12/31/09 information adjusted to include the 1/1/10 adoption of FAS 166/167 as reported in our SEC filings.

[3] See note D on slide 29 for definition of Global Liquidity Sources.

[4] 9-quarter loss rate from CCAR test.

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Notes

[A] Reserve Build (or Release) is a non-GAAP financial measure, calculated by subtracting net charge offs for the period from the provision for credit losses recognized in that period. For GAAP purposes, the period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period. The Company believes that disclosing reserve build is a useful measure that enables investors and others to assess the effect of the provision for credit losses on the allowance for credit losses in the period.

[B] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting pretax income of such segment to add back provision for credit losses for such segment. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	1Q20			4Q19			1Q19		
$ Millions	Pretax Income	Provision for Credit Losses	Pretax, Pre-provision Income	Pretax Income	Provision for Credit Losses	Pretax, Pre-provision Income	Pretax Income	Provision for Credit Losses	Pretax, Pre-provision Income
Consumer Banking	$ 2,376	$ 2,258	$ 4,634	$ 4,112	$ 934	$ 5,046	$ 4,291	$ 974	$ 5,265
Global Wealth & Investment Management	1,147	189	1,336	1,371	19	1,390	1,381	5	1,386
Global Banking	186	2,093	2,279	2,763	58	2,821	2,778	111	2,889
Global Markets	2,305	107	2,412	803	9	812	1,449	(23)	1,426
All Other	(1,339)	114	(1,225)	(735)	(79)	(814)	(979)	(54)	(1,033)
Total Corporation (GAAP)	$ 4,531	$ 4,761	$ 9,292	$ 8,169	$ 941	$ 9,110	$ 8,767	$ 1,013	$ 9,780

[C] The non-cash impairment charge related to the notice of termination of the merchant services joint venture at the conclusion of its current term reduced 3Q19 net income by $1.7B, which included an increase in noninterest expense and a reduction in pretax income of $2.1B and a reduction in income tax expense of $373MM. The impairment charge negatively impacted the Company's 3Q19 efficiency ratio by 909 bps.

[D] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $300MM, ($86MM), ($90MM) and $64MM for 1Q20, 4Q19, 1Q19 and 1Q18, respectively. Net DVA gains (losses) included in FICC revenue were $274MM, ($81MM), ($79MM) and $77MM for 1Q20, 4Q19, 1Q19 and 1Q18, respectively. Net DVA gains (losses) included in Equities revenue were $26MM, ($5MM), ($11MM) and ($13MM) for 1Q20, 4Q19, 1Q19 and 1Q18 respectively.

[F] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $27MM, $20MM, $21MM and $21MM for 1Q20, 4Q19, 1Q19 and 1Q18 respectively.

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Sources A Estimated retail consumer deposits based on June 30, 2019 FDIC deposit data. B FDIC, 4Q19. C Dynatrace 4Q19 Online Banker Scorecard and 1Q20 Mobile Banker Scorecard; Javelin 2019 Online and Mobile Banking Scorecards. D Inside Mortgage Finance, Home Equity new HELOC commitments, 4Q19. E Experian Autocount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 originations among key competitors as of January 2020. F Forrester, Jan 2020. G Euromoney, July 2019. H Nerdwallet, 2020. I U.S.-based full-service wirehouse peers based on 4Q19 earnings releases. J Industry 4Q19 FDIC call reports. K The Banker, 2019. L Global Capital, 2019. M Greenwich, 2019. N Global Finance, 2019. O Refinitiv, 2019. P Institutional Investor, 2019. Q Risk Awards, 2020. R IFR Awards, 2019. 30

Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London InterBank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Relief and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber- attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; the impact of natural disasters, the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations and financial condition, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 31

Important Presentation Information • The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Effective January 1, 2020, the Company adopted the new current expected credit losses (CECL) accounting standard that measures the allowance based on management’s best estimate of lifetime expected credit losses inherent in the Company’s lending activities. Prior periods included in this presentation reflect measurement of the allowance based on management’s estimate of probable incurred credit losses. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2020, and other earnings-related information available through the Bank of America Investor Relations website at: http://investor.bankofamerica.com. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 1Q20 Financial Results on slide 2 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. The FTE adjustment was $144MM, $145MM, $148MM, $149MM and $153MM for 1Q20, 4Q19, 3Q19, 2Q19 and 1Q19, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk- based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2020, the Company adjusted the amount of capital being allocated to its business segments. 32